Exhibit 99.1

ITEM 6. Selected Financial Data

The information set forth below should be read in conjunction with our historical financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this report.

	Year Ended December 31,
	2010	2009	2008(1)	2007(1)
	(In thousands, except per share data)
Statements of Operations Data:
Revenues	$535,103	$243,772	$17,846	$—
Cost of goods and services and network costs (exclusive of items shown separately below)	912,776	410,899	131,192	48,865
Selling, general and administrative expense	870,980	515,296	146,681	99,490
Depreciation and amortization	454,003	190,273	56,106	3,979
Spectrum lease expense	279,993	259,359	90,032	60,051
Loss from abandonment of network and other assets	180,001	7,864	—	—
Transaction related expenses	—	—	82,960	—

Total operating expenses	2,697,753	1,383,691	506,971	212,385

Operating loss	(2,162,650)	(1,139,919)	(489,125)	(212,385)

Other income (expense):
Interest income	4,950	9,649	1,089	—
Interest expense	(152,868)	(69,431)	(16,544)	—
Gain (loss) on derivative instruments	63,255	(6,976)	(6,072)	—
Other income (expense), net	(2,671)	(1,751)	(16,346)	4,022

Total other income (expense), net	(87,334)	(68,509)	(37,873)	4,022

Loss from continuing operations before income taxes	(2,249,984)	(1,208,428)	(526,998)	(208,363)
Income tax provision	(1,218)	(160)	(61,369)	(16,362)

Net loss from continuing operations	(2,251,202)	(1,208,588)	(588,367)	(224,725)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	1,775,840	894,841	156,829	—

Net loss from continuing operations attributable to Clearwire Corporation	(475,362)	(313,747)	(431,538)	(224,725)
Net loss from discontinued operations attributable to Clearwire Corporation	(12,075)	(11,835)	(1,088)	—

Net loss attributable to Clearwire Corporation	$(487,437)	$(325,582)	$(432,626)	$(224,725)

Net loss from continuing operations per Clearwire Corporation Class A Common Share(2):
Basic	$(2.14)	$(1.66)	$(0.15)

Diluted	$(2.41)	$(1.68)	$(0.27)

Net loss per Clearwire Corporation Class A Common Share(2):

Basic	$(2.19)	$(1.72)	$(0.16)

Diluted	$(2.46)	$(1.74)	$(0.28)

Other Financial Data:
Capital expenditures	$2,654,612	$1,533,918	$573,537	$329,469

(1)	The year ended December 31, 2008 includes the results of operations for the Sprint WiMAX Business for the first eleven months of 2008 prior to the closing of the Transactions and the results of the combined operations of the Sprint WiMAX Business and Old Clearwire operations subsequent to the Closing. The 2007 operations data represents the Sprint WiMAX Business’ historical results of operations.
(2)	Prior to the Closing, we had no equity as we were a wholly-owned division of Sprint. As such, we did not calculate or present net loss per share for the period from January 1, 2008 to November 28, 2008 and the year ended December 31, 2007. We have calculated and presented basic and diluted net loss per share for the period from November 29, 2008 through December 31, 2008 and for the years ended December 31, 2009 and 2010.

	As of December 31,
	2010	2009	2008	2007
	(In thousands)
Operating Data:
Subscribers:
United States:
Retail(1)	1,099	595	424	—
Wholesale(2)	3,246	46	—	—
International — Retail	40	47	51	—

(1)	Represents the number of household individuals and business or governmental entities receiving wireless broadband connectivity through our networks.
(2)	Represents the number of devices on our networks.

	As of December 31,
	2010	2009	2008	2007
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$1,230,242	$1,690,552	$1,194,449	$—
Investments (short- and long-term)	517,567	2,194,348	1,920,723	—
Property, plant and equipment, net	4,447,374	2,573,530	1,278,188	491,896
Spectrum licenses, net	4,348,882	4,404,727	4,378,850	2,642,590
Assets of discontinued operations	96,765	136,128	163,737	—
Total assets	11,040,486	11,267,853	9,124,167	3,144,158
Long-term debt, net	4,017,019	2,714,731	1,350,498	—
Liabilities of discontinued operations	32,071	39,804	32,269	—
Non-controlling interests	4,546,788	6,181,525	5,436,618	—
Total stockholders’ equity	5,869,998	7,772,368	7,502,810	2,464,936

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